Exhibit 21.1

Subsidiaries of Hertz Global Holdings, Inc.

  A.
  U.S. and Countries Outside Europe

Companies Listed by Country	State or Jurisdiction of Incorporation	Doing Business As
United States
HDTMS, Inc.	Delaware
Hertz Investors, Inc.	Delaware
The Hertz Corporation	Delaware	Hertz Car Sales, Hertz Rent-A-Car
Brae Holding Corp.	Delaware
Executive Ventures, Ltd.	Delaware
EVZ LLC	Delaware
Hertz Aircraft, LLC	Delaware
Hertz Claim Management Corporation	Delaware
HCM Marketing Corporation	Delaware
Hertz Equipment Rental Corporation	Delaware
CCMG HERC Sub, Inc.	Delaware
Hertz Entertainment Services Corporation	Delaware
Hertz Fleet Funding LLC	Delaware
Hertz Vehicle Financing LLC	Delaware
Hertz Funding Corp.	Delaware
Hertz General Interest LLC	Delaware
Hertz Global Services Corporation	Delaware
Hertz International, Ltd.	Delaware
Hertz Equipment Rental International, Ltd.	Delaware
Hertz Investments, Ltd.	Delaware
Hertz France LLC	Delaware
Hertz Local Edition Corp.	Delaware
Hertz Local Edition Transporting, Inc.	Delaware
Hertz NL Holdings, Inc.	Delaware
Hertz System, Inc.	Delaware
Hertz Technologies, Inc.	Delaware
Hertz Transporting, Inc.	Delaware
Hertz Vehicles LLC	Delaware
Hertz Vehicle Sales Corporation	Delaware
Navigation Solutions, L.L.C.	Delaware
Simply Wheelz LLC	Delaware	Advantage Rent A Car
Smartz Vehicle Rental Corporation	Delaware
Eileo, Inc.	Delaware
Donlen Corporation	Illinois
Donlen Government Services, Inc	Illinois
GN Funding II LLC	Illinois
Donlen Trust	Delaware
Donlen Fleet Management Services, Inc	Illinois
GreenDriver, Inc	Illinois
Donlen FSHCO Company	Delaware

Companies Listed by Country	State or Jurisdiction of Incorporation	Doing Business As
Australia
Hertz Investment (Holdings) Pty. Limited	Australia
Hertz Australia Pty. Limited	Australia
HA Fleet Pty. Limited	Australia
HA Lease Pty. Limited	Australia
Hertz Car Sales Pty. Ltd.	Australia
Hertz Asia Pacific Pty. Ltd.	Australia
Hertz Superannuation Pty. Limited	Australia
Hertz Note Issuer Pty. Limited	Australia
Ace Tourist Rental (Aus) Pty. Limited	Australia
Bermuda
HIRE (Bermuda) Limited	Bermuda
Brazil
Car Rental Systems Do Brasil Locacao De Veiculos Ltda.	Brazil
Hertz Do Brasil Ltda.	Brazil
Canada
CMGC Canada Acquisition ULC	Nova Scotia, Canada
Hertz Canada Limited	Ontario, Canada
HC Limited Partnership	Ontario, Canada
Hertz Canada Finance Co., Ltd.	Ontario, Canada
Hertz Canada (N.S.) Company	Nova Scotia, Canada
Matthews Equipment Limited	Ontario, Canada
Hertz Canada Equipment Rental Partnership	Ontario, Canada
Western Shut-Down (1995) Limited	Ontario, Canada
3216173 Nova Scotia Company	Nova Scotia, Canada
3222434 Nova Scotia Company	Nova Scotia, Canada
HCE Limited Partnership	Ontario, Canada
Donlen Fleet Leasing	Canada
Hertz Canada Vehicles Partnership	Delaware
CMGC Canada Acquisition ULC	Nova Scotia, Canada
China
Hertz International Car Rental Consulting (Shanghai) Co., Ltd.	People's Republic of China
Hertz Rent A Car (Beijing) Co., Ltd.	People's Republic of China
Hertz Rent A Car (Shanghai) Co. Ltd.	People's Republic of China
Hertz Equipment Rental Company Limited.	People's Republic of China
Hong Kong
Hertz Equipment Rental Holdings (H. K.) Limited	Hong Kong
Hertz Hong Kong Limited	Hong Kong
Hertz Rent A Car Holdings (H. K.) Limited	Hong Kong
Japan
Hertz Asia Pacific (Japan), Ltd.	Japan
Mexico
Hertz Latin America, S.A. de C.V.	Mexico
Donlen Mexico S. DE. R.L. DE C.V	Mexico

Companies Listed by Country	State or Jurisdiction of Incorporation	Doing Business As
New Zealand
Hertz New Zealand Holdings Limited	New Zealand
Hertz New Zealand Limited	New Zealand
Tourism Enterprises Limited	New Zealand
Puerto Rico
Puerto Ricancars, Inc.	Puerto Rico
Puerto Ricancars Transporting, Inc.	Puerto Rico
Hertz Puerto Rico Holdings, Inc.	Puerto Rico
Saudi Arabia
Hertz Equipment Rental Limited—Joint Venture Owned 51% by Hertz Equipment Rental Company Holdings Netherlands B.V.	Saudi Arabia
Singapore
Hertz Asia Pacific Pte. Ltd.	Singapore
  B.
  Europe

Companies Listed by Country	State or Jurisdiction of Incorporation	Doing Business As
Belgium
Hertz Belgium bvba	Belgium
Hertz Claim Management bvba	Belgium
Czech Republic
Hertz Autopujcovna s.r.o	Czech Republic
France
Hertz France SAS	France
Eileo SAS	France
Hertz Claim Management SAS	France
Hertz Equipement Finance SAS	France
Hertz Equipement France SAS	France
RAC Finance SAS	France
Germany
Hertz Autovermietung GmbH	Germany
Hertz Claim Management GmbH	Germany
Ireland
Apex Processing Limited	Ireland
Dan Ryan Car Rentals Ltd.	Ireland
Hertz Europe Service Centre Limited	Ireland
Hertz Fleet Limited	Ireland
Hertz Finance Centre Limited	Ireland
Hertz International RE Ltd.	Ireland
Hertz International Treasury Limited	Ireland
Probus Insurance Company Europe Ltd.	Ireland

Companies Listed by Country	State or Jurisdiction of Incorporation	Doing Business As
Italy
Hertz Fleet (Italiana) Srl	Italy
Hertz Claim Management Srl	Italy
Hertz Holdings South Europe Srl	Italy
Hertz Italiana SpA	Italy
Rent One Italia Srl	Italy
Hertz Italy Holdings Limited	United Kingdom
Luxembourg
Hertz Luxembourg, SARL	Luxembourg
Monaco
Hertz Monaco, SAM	Monaco
The Netherlands
Hertz Holdings Netherlands B.V.	The Netherlands
International Fleet Financing No. 1 BV	The Netherlands
International Fleet Financing No. 2 BV	The Netherlands
Hertz Claim Management B.V.	The Netherlands
Stuurgroep Holland B.V.	The Netherlands
Hertz Automobielen Nederland B.V.	The Netherlands
Van Wijk Beheer B.V.	The Netherlands
Van Wijk European Car Rental Service B.V.	The Netherlands
Stuurgroep Fleet (Netherlands) B.V.	The Netherlands
Stuurgroep Holdings C.V.	The Netherlands
Hertz Equipment Rental Company Holdings Netherlands B.V	The Netherlands
Slovakia
Hertz Autopozicovna s.r.o	Slovakia
Spain
Hertz Alquiler de Maquinaria SA	Spain
Hertz Claim Management SL	Spain
Hertz de Espana SL	Spain
Simply Wheelz SL	Spain
Switzerland
Hertz GmbH	Switzerland
Hertz Claim Management GmbH	Switzerland
Zuri-Leu Garage GmbH	Switzerland
Hertz Management Services Sarl	Switzerland
United Kingdom
Hertz Holdings UK Limited	United Kingdom
Hertz Holdings III UK Limited	United Kingdom
Hertz Holdings II UK Limited	United Kingdom
Hertz (UK) Limited	United Kingdom
Daimler Hire Limited	United Kingdom
Hertz Car Sales Ltd.	United Kingdom
Hertz Rent A Car Limited	United Kingdom
Hertz Europe Limited	United Kingdom
Hertz Claim Management Limited	United Kingdom